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                                                                    EXHIBIT 99.2



News Release                                         (CCA LOGO)


Contact:   Karin Demler, Investor Relations 615-263-3005


                  CORRECTIONS CORPORATION OF AMERICA ANNOUNCES
                       PROPOSED OFFERING OF SENIOR NOTES

NASHVILLE, TENN., JANUARY 18, 2006 - CORRECTIONS CORPORATION OF AMERICA (NYSE:
CXW) (the "Company") today announced that it intends to make a public offering of $150 million of its new Senior Notes due 2014. The Senior Notes will be sold under an automatically effective shelf registration statement filed by the Company with the Securities and Exchange Commission. The exact timing and terms of the offering is subject to market conditions and other factors. Banc of America Securities LLC, Lehman Brothers Inc. and Wachovia Capital Markets, LLC will act as joint book-running managers for the offering.

The Company intends to use its net proceeds from the sale of the Senior Notes
(1) to prepay approximately $139 million of term loan indebtedness under the Company's current senior secured bank credit facility and (2) to make capital expenditures.

A registration statement relating to the Senior Notes has been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state. When available, copies of the applicable prospectus and preliminary prospectus supplement relating to the offering may be obtained by contacting Banc of America Securities LLC, 9 West 57th Street, New York, New York, 10019 or by calling toll-free 1-800-294-1322.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of and demand for new prison facilities; (iii) the Company's ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations and as the result of inmate disturbances;
(iv) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such


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CCA Announces Proposed Offering of Senior Notes



projects on schedule as a result of various factors, many of which are beyond the Company's control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (v) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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